UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 13, 2007, the Company granted an aggregate of 7,000,000 stock options to purchase shares of the Company's common stock, exercisable, subject to vesting, for a period of up to five years from the date of grant at $0.16 per share to employees and consultants, as follows:

Dmitry Vilbaum	Employee	5,000,000 options
Ivan Railyan	Employee	1,000,000 options
Victor Andreev	Consultant	500,000 options
Denis Negoda	Consultant	250,000 options
Igor Chirkin	Consultant	250,000 options

One-half of the stock options are deemed vested as of the date of grant, and the other half are to vest on August 13, 2008.

Mr. Vilbaum is the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors. Mr. Railyan is the Chairman of the Board. The consultants are employees of The Institute of Geoinformational Analysis of the Earth Establishment (the “Institute”). Mr. Railyan is the owner and operator of the Institute.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Report regarding the issuances of stock options by the Company to employees and consultants.

Each of the issuance and sale of securities described herein was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
10.1*	Form of Stock Option dated August 13, 2007
_____
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2007	TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. By: /s/ Dmitry Vilbaum Dmitry Vilbaum President